Exhibit 10.6
*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) of the type that the Registrant treats as private or confidential. Such omitted information is indicated by brackets (“[…***…]”) in this exhibit. ***

DATED

31 August 2021

CONTRACT FOR THE SALE OF FREEHOLD LAND WITH LEASEBACK

at

Dale Road, Worthing, West Sussex, BN11 2RX

between

B & W GROUP LTD

and

LONDONMETRIC DISTRIBUTION LIMITED

and

DEI SALES, INC.

This contract is dated 31 August 2021
Parties
(1)B & W GROUP LIMITED incorporated and registered in England and Wales with company number 00880499 whose registered office is at Dale Road, Worthing, West Sussex, BN11 2BH (Seller)
(2)LONDONMETRIC DISTRIBUTION LIMITED incorporated and registered in England and Wales with company number 09269541 whose registered office is at 1 Curzon Street, London, W1J 5HB (Buyer)
(3)DEI SALES INC., a Florida corporation, document number P04000120412 whose physical office is at 5541 Fermi Court, Carlsbad, CA 92008, United States of America and whose registered office is c/o CT Corporation System, 1200 South Pine Island Road, Plantation, FL 33324, United States of America (Guarantor)
Agreed terms
1.Interpretation
The following definitions and rules of interpretation apply in this contract.
1.1Definitions:
2001 Transfer: means the transfer of the Property dated 19 January 2001 and made between (1) The Borough Council of Worthing and (2) B & W Loudspeakers Limited;
2001 Overage: means the overage provisions set out in paragraph 5 of the Second Schedule of the 2001 Transfer;
Actual Completion Date: means the date on which completion of the sale of the Property actually takes place.
Business Day: a day (not including a Saturday or a Sunday) when London clearing banks are open for trading.
Buyer’s Conveyancer: Stephenson Harwood LLP of 1 Finsbury Circus, London, EC2M 7SH (ref. 01-60-01542).
CAA 2001: Capital Allowances Act 2001.
Charges: the charges appearing at
(a)entries C15, C16 and C17 in favour of Cerberus Business Finance LLC (incorporated in New York, United States of America) of 874 Third Avenue, New York, NY10022, United States of America and
(b)entries C18, C19 and C20 in favour of Virtus Group, LP (incorporated in Texas, United States of America) of 3300 N Interstate 35, Suite 350, Austin, TX 78705, United States of America
as at 11:00:49 on 25 June 2021
Completion Date: 21 August 2021.
Contract Rate: interest at 3% per annum above the base rate from time to time of Barclays Bank plc.
Contracts:
(a)a smartestenergy electricity supply contract dated 1 November 2018;
(b)a GazProm Energy gas supply contract dated 30 August 2018; and
(c)an IMServ communications data supply contract dated 11 March 2020;

Deposit: […***…] exclusive of VAT.
Electronic Payment: payment by electronic means in same day cleared funds from an account held in the name of the Buyer’s Conveyancer at a clearing bank to an account in the name of the Seller’s Conveyancer.
Lease: the lease of the Property dated on the date of this contract and made between the Buyer (as Landlord) (1) and the Seller (as Tenant) (2) in the form annexed to this contract at Schedule 3 with such amendments as the parties (acting reasonably) may agree in writing.
Lien: means the vendor’s lien in favour of the Borough Council of Worthing relating to the 2001 Transfer and noted in entry 13 of the Charges Register of title number WSX254730;
Opinion Letter: an opinion letter from Fowler White Burnett of Brickell Arch, 1395 Brickell Avenue, 14th Floor, Miami, Florida, 33131, United States of America and in the form annexed at Schedule 4;
Overage Covenants: the covenants contained in Schedule 2 of the Deed of Surrender dated 11 July 1997 made between (1) The Borough Council of Worthing and (2) The County Council of West Sussex;
Part 1 Conditions: the conditions in Part 1 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision) and Condition means any one of them.
Part 2 Conditions: the conditions in Part 2 of the Standard Commercial Property Conditions (Third Edition - 2018 Revision) and Condition means any one of them.
Property: the freehold property at Dale Road, Worthing, West Sussex, BN11 2RX and registered at HM Land Registry with absolute title under title number WSX254730.
Purchase Price: Eighteen million nine hundred and seventy-five thousand pounds sterling […***…] exclusive of VAT.
Reliance Letter: an agreed form reliance letter from CBRE in respect of the following reports:
a)the CBRE Environmental Due Diligence Report addressed to the Seller dated May 2021;
b)the CBRE Summary Building Survey addressed to the Seller dated 5 May 2021; and
c)the CBRE Geomatics & 3D Services Report addressed to the Seller dated February 2021.
Rent: the initial rent of […***…] per annum (subject to review) exclusive of VAT.
Rent Commencement Date: the Actual Completion Date.
Rent Payment: The Rent payable by the Seller to the Buyer on the Completion Date shall be calculated in accordance with the following formula:
A x B
365
where:
A =    the Rent; and
B =    the number of days from and including the Rent Commencement Date to and including 24 December 2021 provided that the Rent for the Rent Commencement Date shall be split 50:50 between the Buyer and the Seller.
Seller’s Conveyancer: Charles Russell Speechlys of 5 Fleet Place, London, EC4M 7RD (ref. SGE/220574.00005)
Title Indemnity Insurance Policy: the defective title indemnity insurance in the form annexed at Schedule 6.

TOGC Transfer: the transfer of a business as a going concern for the purposes of section 49 of VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995;
Transfer: the transfer of the Property in Form TR1 and made between the Seller (as Transferor) (1) and the Buyer (as Transferee) (2) in the form annexed at Schedule 5.
Transfer Covenants: the covenants contained in paragraph 3.5 of Part III of the First Schedule and the Second Schedule of the transfer dated 19 January 2001 made between (1) The Borough Council of Worthing and (2) B & W Loudspeakers Limited;
VAT: value added tax chargeable in the UK.
Written Replies: are written replies that the Seller’s Conveyancer has given prior to exchange of this agreement to any written enquiries raised by the Buyer’s Conveyancer which includes any written replies and enquiries by email and in replies to CPSEs;
1.1A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).
1.2Unless otherwise specified, a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time and shall include all subordinate legislation made from time to time under that statute or statutory provision and all orders, notices, codes of practice and guidance made under it.
1.3A reference to laws in general is a reference to all local, national and directly applicable supra-national laws as amended, extended or re-enacted from time to time and shall include all subordinate laws made from time to time under them and all orders, notices, codes of practice and guidance made under them.
1.4A reference to writing or written excludes fax and email except where noted otherwise in this contract.
1.5Unless the context otherwise requires, references to clauses and Schedules are to the clauses and Schedules of this contract and references to paragraphs are to paragraphs of the relevant Schedule.
1.6Clause, Schedule and paragraph headings shall not affect the interpretation of this contract.
1.7The Schedules form part of this contract and shall have effect as if set out in full in the body of this contract. Any reference to this contract includes the Schedules.
1.8Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.
1.9Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.
1.10Any obligation on a party not to do something includes an obligation not to allow that thing to be done.
2.Sale and purchase
2.1In consideration of the obligations contained in clause 3.1, the Seller will sell and the Buyer will buy the Property for the Purchase Price on the terms of this contract.
2.2The Buyer cannot require the Seller to:
a.transfer the Property or any part of it to any person other than the Buyer; or
b.transfer the Property in more than one parcel or by more than one transfer; or
c.apportion the Purchase Price between different parts of the Property.
3.Grant of the lease
3.1Immediately upon completion of the sale of the Property:
(a)the Buyer will grant to the Seller and the Seller will accept from the Buyer the Lease on the terms set out in this contract; and

(b)the Seller shall deliver to the Buyer a duly executed and dated Guarantee in favour of the Buyer.
3.2No purchase price or deposit is payable for the grant of the Lease.
3.3The Seller cannot require the Buyer to grant the Lease to any person other than the
Seller.
3.4The Seller cannot assign, sublet, charge, or otherwise share or part with the benefit of this contract in relation to the grant of the Lease or otherwise.
3.5The Buyer will grant the Lease with full title guarantee.
3.6On the Actual Completion Date, the Seller will pay to the Buyer the Rent Payment.
3.7At least five (5) Business Days before the Completion Date, the Seller’s Conveyancer will prepare engrossments of the Lease and the Guarantee and the Buyer will promptly following receipt execute the counterpart Lease and Guarantee.
3.8The term of the Lease will be 15 years from and including the Actual Completion Date.
3.9The Rent will be payable from and including the Rent Commencement Date.
3.10All other sums payable under the Lease will be payable from and including the Actual Completion Date.
3.11The dates for rent review under the Lease will be the fifth and tenth anniversaries of the Actual Completion Date.
3.12The Seller will be deemed to accept the Lease with full knowledge of the Buyer’s title and will not raise any objection or requisition with regard to it.
4.Conditions
4.1The Part 1 Conditions are incorporated in this contract so far as they:
(a)apply to a sale of a freehold property by private treaty;
(b)apply to the grant of a lease;
(c)are not inconsistent with the other clauses in this contract; and
(d)have not been modified or excluded by any of the other clauses in this contract.
4.2The terms used in this contract have the same meaning when used in the Part 1 Conditions.
4.3The following Conditions are amended:
(a)Condition 1.1.1(d) is amended so that reference to the completion date in Condition 1.1.1(d) refers instead to the Completion Date as defined in this contract.
(b)Condition 1.1.1(e) is amended so that reference to the contract rate in Condition 1.1.1(e) refers instead to the Contract Rate as defined in this contract.
(c)Condition 1.1.1(o) is amended so that reference to VAT in Condition 1.1.1(o) refers instead to VAT as defined in this contract.
(d)Condition 7.6.3 is amended so that reference to “Condition 4.1.2” is reference to “Clause 9”.
4.4Condition 1.1.4(a) does not apply to this contract.
4.5The Part 2 Conditions are not incorporated into this contract.

5.Risk and insurance
5.1With effect from the Actual Completion Date, the Property is at the Buyer’s risk.
5.2No damage to or destruction of the Property nor any deterioration in its condition, however caused, will entitle the Buyer to refuse to complete or to delay completion.
5.3The Seller shall maintain its existing insurance until the Actual Completion Date (save to the extent that the insurance is or becomes void due to any reason other than an act or default of the Seller).
5.4The Seller will cancel the existing insurance promptly following completion and shall use reasonable endeavours to obtain a refund of the premium attributable to the remainder of the insurance period.
5.5Conditions 8.2.3 and 8.2.4(b) do not apply to this contract.
6.Deposit
6.1On the date of this contract, the Buyer will pay the Deposit to the Seller’s Conveyancer as stakeholder on terms that on completion the Deposit is paid to the Seller with accrued interest.
6.2The Deposit must be paid by Electronic Payment.
6.3Conditions 3.2.1, 3.2.2 and 9.8.3 do not apply to this contract.
7.Deducing title
7.1The Seller’s title to the Property has been deduced to the Buyer’s Conveyancer before the date of this contract.
7.2The Buyer is deemed to have full knowledge of the title and is not entitled to raise any objection, enquiry or requisition in relation to it except in relation to any matter registered against the title number WSX254730 that has not been previously disclosed to the Buyer in Written Replies or any matter reviewed as a result of the Buyer’s pre completion searches and requisitions.
7.3Conditions 7.1 and 7.3 do not apply to this contract.
8.Title guarantee
8.1The Seller will transfer the Property with full title guarantee.
8.2Condition 7.6.2 and 7.6.3 does not apply to this contract.
8.3At completion the Seller shall provide to the Buyer the documents listed at Schedule 1.
9.Matters affecting the Property
9.1The Seller will sell the Property free from incumbrances other than:
(a)any matters, other than the Charges, contained or referred to in the entries or records made in registers maintained by HM Land Registry as at 11:00:49 on 25 June 2021 under title number WSX254730;
(b)any matters contained or referred to in this contract;
(c)any matters discoverable by inspection of the Property before the date of this contract;
(d)any matters which the Seller does not and could not reasonably know about;
(e)any matters, other than the Charges, disclosed or which would have been disclosed by the searches and enquiries which a prudent buyer would have made before entering into this contract;
(f)public requirements;
(g)any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002;
(h)any matters disclosed in the documents listed in Schedule 1; and
(i)the Lease

9.2Conditions 4.1.1, 4.1.2 and 4.1.3 and 4.1.4 do not apply to this contract.
9.3The Seller confirms that it has disclosed in Written Replies to the Buyer all those matters referred to in clause 9.1 that it is aware of.
9.4Subject to clause 9.3, the Buyer is deemed to have full knowledge of the matters referred to in clause 9.1 and will not raise any enquiry, objection, requisition or claim in respect of any of them.
10.Transfer
10.1The transfer to the Buyer will be in the agreed form annexed to this contract.
10.2The Buyer and the Seller will execute the transfer in original and counterpart.
10.3Condition 7.6.5(b) does not apply to this contract.
11.Buyer’s title pending registration
The Buyer will:
(a)lodge or procure the lodging of the application for registration of the Transfer and all required documents at HM Land Registry within the priority period conferred by the Buyer’s OS1 search result;
(b)answer, or procure that all requisitions (if any) raised by HM Land Registry are answered as soon as reasonably practicable subject to the Seller and the Seller’s Conveyancer using reasonable endeavours to assist the Buyer with answering any requisitions received from the Land Registry and provide the Seller’s Conveyancer with copies of all correspondence from and to HM Land Registry as soon as possible after receiving or sending the same; and
(c)send, or procure that the Buyer’s Conveyancer sends, the title information document to the Seller’s Conveyancer as soon as reasonably practicable after completion of the registration of the transfer of the Property to the Buyer;
12.VAT
12.1The Seller warrants that it is registered for VAT under registration number 945 7829 70.
12.2The Buyer warrants that it is registered for VAT under registration number 884 2449 91.
12.3Each amount stated to be payable under or pursuant to this contract is exclusive of VAT (if any).
12.4If any VAT is chargeable on any supply under or pursuant to this contract, the Buyer will on the later of (i) on receipt of a valid VAT invoice and (ii) payment or provision of the consideration for the relevant supply pay to the supplier an amount equal to that VAT as additional consideration.
12.5The Seller and the Buyer each acknowledge and agree that the sale of the Property does not constitute a TOGC Transfer and that VAT is payable on the Purchase Price.
12.6Conditions 2.1 and 2.2 do not apply to this contract.
13.Completion
13.1Completion will take place on the Completion Date but time is not of the essence of the contract unless a notice to complete has been served.
13.2The Seller shall deliver to the Buyer on the Completion Date the following duly executed documents (executed electronically where applicable):
(a)the Transfer;
(b)the Lease;
(c)the Guarantee;
(d)the Opinion Letter;
(e)the joint election under section 198 of the CAA 2001;

(f)the Reliance Letter;
(g)the agreed form Land Registry Form UN4;
(h)the Land Registry certificate.
13.3The Buyer shall deliver to the Seller on the Completion Date the following duly executed documents (executed electronically where applicable):
(a)the Transfer;
(b)the Lease
(c)the Guarantee; and
(d)the joint election under section 198 of the CAA 2001.
13.4Condition 9.1.2 is varied by the deletion of 2.00 pm as the stipulated time and the substitution of 4.00 pm.
13.5Condition 9.1.3 does not apply to this contract.
13.6Condition 9.3.2 is amended to read: “the day from which the apportionment is to be made (“apportionment day”) is the date of actual completion”.
13.7Condition 9.4 is amended to add, “(d) any other sum which the parties agree under the terms of the contract should be paid or allowed on completion”.
13.8Condition 9.7 is amended to read: “The buyer is to pay the money due on completion by Electronic Payment and, if appropriate, by an unconditional release of a deposit held by a stakeholder”.
14.Capital allowances election
The Seller and the Buyer will, on Completion, make a joint election under section 198 of the CAA 2001 in accordance with the provisions of Schedule 2 of this agreement.
15.    Buyer’s acknowledgement of condition
The Buyer acknowledges that before the date of this contract, the Seller has given the Buyer and others authorised by the Buyer, permission and the opportunity to inspect, survey and carry out investigations as to the condition of the Property. The Buyer has formed the Buyer’s own view as to the condition of the Property and the suitability of the Property for the Buyer’s purposes.
16.    Opinion Letter
It is a condition of completion that the Seller will procure that, on the Completion Date, the duly executed Opinion Letter is delivered to the Buyer.
17.    Discharge of Charges
17.1This clause 17.1 and 17.2 applies where the Charges over the Property are to be discharged on or before the Completion Date and the persons with the benefit of the Charges (the “Lenders”) are to execute a DS1 to discharge each of the Charges. The Seller shall use all reasonable but commercially prudent endeavours to prove that all restrictions and notices relating to the charges are removed from the title register for title WSX254730.
17.2Where the Lenders are represented by a conveyancer (which in this clause 17 has the meaning set out in Rule 217 Land Registration Rules 2003), the Seller is to procure that, on or before the Completion Date, the Seller’s Conveyancer provides the Buyer’s Conveyancer with written details of the name, address and reference of the conveyancer acting on behalf of the Lenders.
17.3The Seller and the Guarantor warrant that, save for the removal of the notices affecting title number WSX254730 relating to the Charges, the Charges no longer affect the Property.
17.4The Seller and the Buyer acknowledge that applications were made to the Land Registry by Goodwin Procter LLP to discharge the Charges on 12 July 2021 and 4 August 2021.
17.5Goodwin Procter LLP has agreed to provide the Buyer’s Conveyancer with all reasonable assistance to procure the release of the Charges on or before the Completion Date.

17.6The Seller has agreed to use all reasonable but commercially prudent endeavours to assist the Buyer in procuring the release of the Charges.
18.Contracts
The Seller will make all payments due under the Contracts after the Actual Completion Date (and any costs, fees or penalties payable by reason of any novation, assignment or release of any Contract) and will keep the Buyer indemnified from and against all proceedings, costs, claims, demands, expenses, losses and liability incurred as a result of any failure by the Seller to do so.
19.    Lien and Overage
19.1The Seller warrants that:
(a)pursuant to the 2001 Transfer, the Seller paid the sum of […***…] to the Borough Council of Worthing;
(b)the Seller has not disposed of the Property (by way of conveyance, transfer or a lease for a term of more than fourteen years) since it acquired the Property pursuant to the 2001 Transfer and that the 2001 Overage has not been triggered;
(c)it has not entered into any agreement, contract or other arrangement whatsoever relating to the 2001 Transfer which contains an obligation on the part of the Seller to pay consideration to the Borough Council of Worthing.
19.2The Seller and the Buyer acknowledge that the Buyer intends to procure that the Buyer’s Conveyancer submits to HM Land Registry an application to remove the notice of the Lien from the Charges Register of title number WSX254730 (the “Lien Application”).
19.3The Seller shall use all reasonable but commercially prudent endeavours to assist and support the Buyer in connection with the Lien Application and the removal of the notice of the Lien from the Charges Register of title number WSX254730 and (without prejudice to the generality of the foregoing) the Seller shall on written request from the Buyer:
19.4provide documentary evidence to the Buyer confirming the warranty at clause 19.1(a);
(a)contact the Borough Council of Worthing to procure written confirmation from the Borough Council of Worthing that (a) there is no outstanding consideration relating to the 2001 Transfer and (b) the notice of the Lien can be removed from the Charges Register of title number WSX254730 and the Seller shall use all reasonable but commercially prudent endeavours to obtain the same from the Borough Council of Worthing.
19.5The Seller acknowledges that, due to works carried out at the Property, the Overage Covenants have been triggered and a payment may be due to the Borough Council of Worthing pursuant to the Transfer Covenants (the “Outstanding Overage”).
19.6The Seller consents to the Buyer notifying the Borough Council of Worthing that the Overage Covenants have been triggered in respect of the Property. The Buyer will keep the Seller informed of all discussions with the Borough Council of Worthing in relation to the Outstanding Overage and the Buyer agrees that the Seller may make representations to the Borough Council in this regard.
19.7The Seller shall use all reasonable endeavours to settle the Outstanding Overage due to the Borough Council of Worthing, but it is acknowledged and agreed that the Seller shall not be obliged (pursuant to this clause 19.4) to pay any more to the Borough Council of Worthing than is properly due pursuant to the Overage Covenants and/or the Transfer Covenants.
19.8Following agreement (or determination) of the Outstanding Overage with the Borough Council of Worthing:
(a)to the extent that the Outstanding Overage is […***…] or less, the Buyer covenants to pay the Outstanding Overage to the Borough Council of Worthing; and
(b)to the extent that the Outstanding Overage is more than […***…]:
(i)the Buyer covenants to pay to the Borough Council of Worthing the sum of […***…] and

(ii)the Seller covenants to pay to the Borough Council of Worthing the difference between the Outstanding Overage and […***…] limited to a maximum amount of […***…].
20.Title Covenants
20.1Until the earlier of 30 August 2036 and the date on which the Borough Council of Worthing notifies the Seller in writing that the Outstanding Overage has been settled and discharged (in full), the Seller shall indemnify the Buyer against all liabilities, costs and expenses (including the proper costs of professional advisors), damages and losses suffered or incurred by the Buyer arising out of or in connection with:
(a)any claim against the Buyer by either the County Council of West Sussex or the Borough Council of Worthing arising out of or in connection with any breach or non-performance of the Overage Covenants and the Transfer Covenants or any payment due to the County Council of West Sussex or the Borough Council of Worthing pursuant to the Overage Covenants, the Transfer Covenants and the 2001 Overage; and
(b)any breach by the Seller of clauses 19.6 and 19.7 of this contract.
20.2The Seller and the Buyer agree:
(a)to keep the terms of this clause 20 (Title Covenants) confidential;
(b)subject to clause 19.4, not to notify either the County Council of West Sussex or the Borough Council of Worthing of the existence of the obligations contained in this clause 20 (Title Covenants).
21.Title Indemnity Insurance Policy
21.1The Seller shall procure that the Title Indemnity Insurance Policy shall be on risk at the Seller’s cost on or prior to the Actual Completion Date.
21.2The Seller confirms that it has disclosed to First Title Insurance plc all material facts and not omitted and/or misrepresented any material facts in respect of the Title Indemnity Insurance Policy and that there are no material circumstances that have occurred that may have invalidated the Title Indemnity Insurance Policy.
22.Cancellation of notice
On completion, the Seller will deliver to the Buyer a duly completed and signed form UN4 in the form attached at Schedule 7 in respect of entry number C21 and C22 of the Charges Register of the title number WSX254730 together with a written undertaking from the Seller’s Conveyancer to the Buyer’s Conveyancer to use all reasonable endeavours to deal with any requisitions raised by the Land Registry in connection with that application.
23.    Entire agreement
23.1This contract and the documents annexed to it constitute the whole agreement between the parties and supersede all previous discussions, correspondence, negotiations, arrangements, understandings and agreements between them relating to their subject matter.
23.2The Buyer acknowledges that in entering into this contract and any documents annexed to it the Buyer does not rely on, and shall have no remedies in respect of, any representation or warranty (whether made innocently or negligently) other than those:
(a)set out in this contract or the documents annexed to it; or
(b)contained in any Written Replies.
23.3Nothing in this clause shall limit or exclude any liability for fraud.
23.4Condition 10.1 is varied to read, “If any plan or statement in the contract, or in Written Replies is or was misleading or inaccurate due to an error or omission, the remedies available are as follows.”
24.Joint and several liability
24.1Where the Buyer comprises more than one person, those persons will be jointly and severally liable for the Buyer’s obligations and liabilities arising under this contract. The Seller may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.

24.2Where the Seller comprises more than one person, those persons will be jointly and severally liable for the Seller’s obligations and liabilities arising under this contract. The Buyer may take action against, or release or compromise the liability of, or grant time or other indulgence to, any one of those persons without affecting the liability of any other of them.
24.3Condition 1.2 does not apply to this contract.
25.Notices
25.1Any notice given under this contract must be in writing and signed by or on behalf of the party giving it.
25.2Any notice or document to be given or delivered under this contract must be:
(a)delivered by hand; or
(b)sent by pre-paid first class post or other next working day delivery service.
25.3Any notice or document to be given or delivered under this contract must be sent to the relevant party as follows:
(a)to the Seller at:
(i)B & W Group Limited, Dale Road, Worthing, BN11 2RX
(ii)marked for the attention of: Tim Hill
(iii)or at the Seller’s Conveyancer, quoting the reference 220574.00005/SGE;
(b)to the Buyer at:
(i)LondonMetric Property Plc, 1 Curzon Street, London W1J 5HD
(ii)marked for the attention of: Hugh Chivers
(iii)or at the Buyer’s Conveyancer, quoting the reference “B&W, Worthing”.
(c)to the Guarantor at:
(i)5541 Fermi Court, Carlsbad, CA 92008, United States of America
(d)or as otherwise specified by the relevant party by notice in writing to the other party.
25.4Any change of the details in clause 25.3 specified in accordance with that clause shall take effect for the party notified of the change at 9.00 am on the later of:
(a)the date, if any, specified in the notice as the effective date for the change; or
(b)the date five working days after deemed receipt of the notice.
25.5Giving or delivering a notice or a document to a party’s conveyancer has the same effect as giving or delivering it to that party.
25.6Any notice or document given or delivered in accordance with clause 25.1, clause 25.2 and clause 25.3 will be deemed to have been received:
(a)if delivered by hand, on signature of a delivery receipt that if delivery occurs before 9.00 am on a working day, the notice will be deemed to have been received at 9.00 am on that day, and if delivery occurs after 5.00 pm on a working day, or on a day which is not a working day, the notice will be deemed to have been received at 9.00 am on the next working day; or
(b)if sent by pre-paid first class post or other next working day delivery service, at 9.00 am on the second working day after posting; or

25.7In proving delivery of a notice or document, it will be sufficient to prove that:
(a)a delivery receipt was signed; or
(b)the envelope containing the notice or document was properly addressed and posted by pre-paid first class post or other next working day delivery service.
25.8A notice or document given or delivered under this contract shall not be validly given or delivered if sent by email.
25.9Condition 1.3 does not apply to this contract.
25.10This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.
26.Third party rights
26.1A person who is not a party to this contract shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this contract.
26.2Condition 1.5 does not apply to this contract.
27.Guarantee
27.1The Guarantor, as primary obligor, guarantees to the Buyer that the Seller will duly perform and observe all its obligations contained clause 20.1 of this contract (the “Guaranteed Obligations”) and, in the event of the Seller’s default, the Guarantor undertakes with the Buyer:
(a)to perform and observe such obligations instead of the Seller; and
(b)to indemnify the Buyer in respect of all losses, damages, costs and expenses properly incurred by the Buyer as a result of any breach by the Seller of the Guaranteed Obligations.
27.2The liability of the Guarantor under this clause 27 shall not be impaired, discharged or otherwise affected by:
(a)any indulgence, compromise or neglect by the Buyer in enforcing the Seller’s obligations under clause 20.1 of this contract;
(b)any legal limitation, immunity, incapacity, insolvency or the winding up of the Seller or by the fact that Seller otherwise ceases to exist;
(c)any other act or omission which, but for this provision, would have released the Guarantor from liability (except a release by deed given by the Buyer to the Guarantor);
(d)or any combination of such matters and the Guarantor’s obligations are not to be released by, but shall be construed so as to require compliance with, the terms of every variation or waiver of any of the Seller’s obligations under clause 20.1 of this contract.
28.Governing law
This contract and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.
29.    Jurisdiction
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this contract or its subject matter or formation (including non-contractual disputes or claims).
This contract has been entered into on the date stated at the beginning of it.

Schedule 1    Documents of title referred to in clause 8
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Schedule 2    Capital allowances election
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Schedule 3    Lease
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